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         PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT


     AGREEMENT made as of this 3rd day of November, 1994 by and between CURTICE-BURNS FOODS, INC., f/k/a Curtice-Burns, Inc., a New York corporation ('Debtor'), with its chief executive office at 90 Linden Place, Rochester, New York 14625 and SPRINGFIELD BANK FOR COOPERATIVES, a corporation established under the laws of the United States of America and continuing as a federally-chartered instrumentality of the United States under the Farm Credit Act of 1971, as amended ('Secured Party'), having an office at 67 Hunt Street, Agawam, Massachusetts 01001.

                        W I T N E S S E T H:

     WHEREAS, Debtor, PF Acquisition Corp., a New York corporation ('PF'), and Secured Party have entered into a Term Loan, Term Loan Facility and Seasonal Loan Agreement dated as of the date hereof ('Loan Agreement');

     WHEREAS, Debtor has requested Secured Party to extend credit to Debtor and PF and Secured Party has agreed to extend credit to Debtor and PF upon the terms and subject to the conditions set forth in the Loan Agreement;

     WHEREAS, it is a condition precedent to the obligation of Secured Party to now or hereafter extend credit to Debtor and PF under the Loan Agreement that Debtor shall have executed and delivered this Patent Collateral Assignment and Security Agreement to Secured Party;

     WHEREAS, PF is a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., a New York cooperative corporation (the 'Parent');

     WHEREAS, PF is this day merging with and into Curtice-Burns; and

     WHEREAS,   Curtice-Burns,  as  the  survivor  of  the  merger  of  PF  into
Curtice-Burns, will be a wholly-owned subsidiary of the Parent;

     NOW THEREFORE,  in  consideration  of the foregoing  premises and to induce
Secured Party to enter into the Loan Agreement and extend credit to Debtor thereunder, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

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     1.   TERMS USED HEREIN

     Terms used herein which are defined in the Loan Agreement and are not otherwise defined herein shall have the same meaning set forth in the Loan Agreement.

     2.   GRANT OF SECURITY INTEREST

     As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon, and hereby assigns and transfers to Secured Party: (a) all of Debtor's now existing or hereafter acquired right, title and interest in and to: all of Debtor's interest in any patents; all applications, registrations and recordings relating to such patents in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other countries, and all reissues, extensions and renewals thereof including, without limitation, those patents, applications, registrations and recordings described in Exhibit A hereto (the 'Patents'), and
(b) any and all proceeds of any of the foregoing, including, without limitation, any claims by Debtor against third parties for infringement of the Patents or any licenses with respect thereto (all of the foregoing are collectively referred to herein as the 'Patent Collateral').

     3.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Debtor hereby represents, warrants and covenants to Secured Party the following, each of which shall survive the closing of the transactions contemplated by the Loan Agreement:

          (a) Except for Patent Collateral that is not material to the business of Debtor, all of the existing Patent Collateral is valid and subsisting in full force and effect, and Debtor owns the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Debtor will, at Debtor's expense, perform all acts and execute all documents necessary to maintain the existence of all registered Patents included in the Patent Collateral that are useful to the business of Debtor as valid, subsisting and registered patents including, without limitation, the filing of any renewal affidavits and applications. The Patent Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests, or encumbrances or other Liens of any nature whatsoever, except the security interests granted hereunder and pursuant to the Loan Agreement, and (i) Liens for current taxes not delinquent or for taxes being contested in Good Faith and by appropriate proceedings, (ii) Liens arising in the ordinary course of business for sums not due or sums being contested in Good Faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and (iii) Liens in connection with the acquisition of property after the date hereof permitted by Section 7.1(i) of the Loan Agreement, and (iv) Permitted Liens.

          (b) Except for granting licenses that do not materially decrease the value of the Patent Collateral, and except as permitted herein or in the Loan Agreement, Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Patent Collateral, or otherwise dispose of any of the Patent Collateral without the prior written consent of Secured Party.
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          (c) Debtor will, at Debtor's expense, perform all acts and execute all documents reasonably requested at any time by Secured Party to evidence, perfect, maintain, record, or enforce the security interest in the Patent Collateral granted hereunder or to otherwise further the provisions of this Agreement. Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Patent Collateral signed only by Secured Party or as otherwise determined by Secured Party. Debtor further authorizes Secured Party to have this or any other similar security agreement filed with the United States Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

          (d) As of the date hereof, Debtor does not have any material Patents registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States other than those described in Exhibit A annexed hereto and has not granted any licenses with respect thereto that materially decrease the value of any such Patent.

          (e) Debtor will, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit B annexed hereto for the implementation of the assignment, sale or other disposition of the Patent Collateral pursuant to Secured Party's exercise of the rights and remedies granted to Secured Party hereunder.

          (f) Secured Party may, in its discretion, pay any reasonable amount or do any act which Debtor fails to pay or do as required hereunder or as reasonably requested by Secured Party to preserve, defend, protect, maintain, or realize upon the Patent Collateral, or the security interest granted hereunder, including, but not limited to all filing or recording fees, and reasonable attorneys' fees. Debtor will be liable to Secured Party for any such payment, which shall be payable on demand together with interest (i) prior to an Event of Default, at the then rate for Seasonal Loans that are Prime Loans and (ii) upon and during the continuance of an Event of Default, at the then default rate for Seasonal Loans that are Prime Loans set forth in Section 2.13(g)(ii) of the Loan Agreement, and shall be deemed part of the Obligations.

          (g) If Debtor files any application for the registration of a Patent with the United States Patent and Trademark Office or any similar office or agency in the United States, any state therein, or any other country, Debtor shall within ninety (90) days of such filing give written notice to Secured Party of such action. Upon request of Secured Party, Debtor shall execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the security interests of Secured Party in such Patent.

          (h) Debtor has not abandoned any of the Patents that remain useful in the business of Debtor and Debtor will not do any act, nor omit to do any act, whereby any such Patent is reasonably likely to become abandoned, invalidated, unenforceable, avoided, or avoidable.

          (i) Debtor will render any assistance reasonably necessary to Secured Party in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States or any state therein or any other country to maintain such application and registration of the Patents as Debtor's exclusive property and to protect Secured Party's interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

          (j) Debtor will promptly notify Secured Party if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any other process or product which infringes upon any Patent. If requested by Secured Party, Debtor, at Debtor's expense, shall join with Secured Party in such action as Secured Party, in Secured Party's discretion, may deem advisable for the protection of Secured Party's interest in and to the Patents.

          (k) Debtor assumes all responsibility and liability arising from the use of the Patents and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any Affiliate or Subsidiary) in connection with any Patent or out of the manufacture, promotion, labelling, sale or advertisement of any such product by Debtor (or any Affiliate or Subsidiary).

          (l) Debtor will promptly pay Secured Party for any and all reasonable expenditures made by Secured Party pursuant to the provisions of this Agreement or for the defense, protection, or enforcement of the Patent Collateral, or the security interests granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and legal expenses, including reasonable attorneys' fees. Such expenditures shall be payable on demand, together with interest (i) prior to an Event of Default, at the then rate for Seasonal Loans that are Prime Loans and (ii) upon and during the continuance of an Event of Default, at the then default rate for Seasonal Loans that are Prime Loans set forth in Section 2.13(g)(ii) of the Loan Agreement, and shall be deemed part of the Obligations.

     4.   EVENTS OF DEFAULT

     The occurrence of an Event of Default under and as defined in the Loan Agreement shall be an 'Event of Default' under this Agreement:

     5.   RIGHTS AND REMEDIES

     While any Event of Default is continuing, in addition to all other rights and remedies of Secured Party, whether provided under law, the Loan Agreement, the Borrower Security Agreement or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor, except as such notice or consent is expressly provided for hereunder:

          (a) Secured Party may make use of any Patents on a royalty-free basis for the sale of goods, completion of work in process or rendering of services in connection with enforcing any other security interest granted in the Collateral to Secured Party by Debtor.

          (b) Secured Party may grant such license or licenses relating to the Patent Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

          (c) Secured Party may assign, sell or otherwise dispose of the Patent Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Patent Collateral is required by law, the giving of ten (10) days notice in the manner set forth in subparagraph 6(b) hereof shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto. Secured Party shall have the power to buy the Patent Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition.

          (d) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Patent Collateral pursuant to Subparagraph 5(c) hereof, Secured Party may execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Subparagraph 3(e) hereof, one or more instruments of assignment of the Patents (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Debtor agrees to pay Secured Party on demand all costs incurred in any such transfer of the Patent Collateral, including, but not limited to, any taxes, fees, and legal expenses, including, without limitation, reasonable attorneys' fees and expenses.

          (e) Secured Party may first apply the proceeds actually received from any such license, assignment, sale, or other disposition of Patent Collateral to the costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all other legal, travel and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations and in such order and manner as Secured Party may in its discretion determine. Debtor shall remain liable to Secured Party for any Obligations remaining unpaid after the application of such proceeds, and Debtor will pay Secured Party on demand any such unpaid amount, together with interest at a rate equal to the then default rate for Seasonal Loans that are Prime Loans set forth in Section 2.13(g)(ii) of the Loan Agreement.

          (f) Debtor shall supply to Secured Party, or its designee, Debtor's knowledge and expertise relating to the manufacture and sale of the products and services involving the Patents and Debtor's customer lists and other records relating to the Patents and the distribution thereof.

          (g) Nothing contained in this Section 5 shall be construed as requiring Secured Party to exercise any right or remedy at any time. All of Secured Party's rights and remedies, whether provided under law, the Loan Agreement, this Agreement, the Borrower Security Agreement or otherwise, shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

     6.   MISCELLANEOUS

          (a) Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms, and conditions contained herein or in any other Loan Document shall not affect Secured Party or Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein or in any Loan Document shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Debtor, specifying such waiver.

          (b) All notices, requests and demands to or upon the respective parties hereto to be effective shall be made and delivered in accordance with
Section 10.03 of the Loan Agreement.

          (c) In the event that any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

          (d) All references to Debtor and Secured Party herein shall include their respective successors and assigns. All references to the term 'person' or 'Person' herein shall mean any individual, sole proprietorship, limited partnership, general partnership, corporation (including a business trust), unincorporated association, joint stock corporation, trust, a joint venture, association, organization or other entity or government or any agency or instrumentality or political subdivision thereof.

          (e) This Agreement shall be binding upon and for the benefit of the parties hereto and their respective successors and assigns. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement signed by the party to be charged thereby.

          (f) The validity, interpretation, and effect of this Agreement shall be governed by the laws of the State of New York, without reference to the conflicts of law principles of said State.

          (g) DEBTOR AND SECURED PARTY EACH HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PATENT COLLATERAL.

          (h) Debtor hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts located in the State of New York with respect to any action or proceeding arising out of this Agreement, the other Loan Documents, the Obligations or the Patent Collateral. In any such litigation, Debtor waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to Debtor at its address set forth above.

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.


                               CURTICE-BURNS FOODS, INC.
                               f/k/a Curtice-Burns, Inc.

                               By:        /s/ William Rice
                               ---------------------------
                                      William Rice

                               Title:   Senior Vice President
                                -----------------------------

                               By:      /s/ C. Scott Herring
                                ---------------------------
                                      C. Scott Herring

                               Title:      Vice President
                                ---------------------------